UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  May 26, 2011

HERSHA HOSPITALITY TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-14765	251811499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Hersha Drive
Harrisburg, Pennsylvania 17102
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (717) 236-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 26, 2011, the shareholders of Hersha Hospitality Trust (the “Company”) approved the Hersha Hospitality Trust 2012 Equity Incentive Plan (the “2012 Equity Incentive Plan”).  Effective immediately upon approval, the 2012 Equity Incentive Plan was amended to reduce the maximum aggregate number of common shares authorized for issuance pursuant to the 2012 Equity Incentive Plan from 10,000,000 common shares to 7,500,000 common shares.  Notwithstanding approval of the 2012 Equity Incentive Plan by the shareholders, no award may be granted, and no common shares may be issued, pursuant to the 2012 Equity Incentive Plan before January 1, 2012.  No additional awards will be made under the Company’s prior equity incentive plan, the Hersha Hospitality Trust 2008 Equity Incentive Plan, on or after January 1, 2012.  Outstanding awards previously granted under the 2008 Equity Incentive Plan will remain in effect subject to their original terms.

A summary of the material terms and conditions of the 2012 Equity Incentive Plan appears under the heading “Proposal Four—Approval of 2012 Equity Incentive Plan” in the Company’s Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission on April 18, 2011 (the “2011 Proxy Statement”).  Such summary is incorporated herein by reference and is qualified by reference to the actual text of the 2012 Equity Incentive Plan, a copy of which is filed as Appendix A to the 2011 Proxy Statement, and Amendment No. 1 to the Hersha Hospitality Trust 2012 Equity Incentive Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information appearing above under Item 1.01 is incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its 2011 annual meeting of shareholders on May 26, 2011.  At the meeting, shareholders considered and voted on proposals to: (1) elect five Class II trustees to the Board of Trustees to serve until the 2013 annual meeting of shareholders; (2) approve, on an advisory basis, the compensation of the Company’s named executive officers; (3) recommend, on an advisory basis, the frequency of the advisory vote on the compensation of the Company’s named executive officers; (4) approve the Hersha Hospitality Trust 2012 Equity Incentive Plan; and (5) ratify the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2011.

The final voting results with respect to each proposal considered and voted on at the Company’s 2011 annual meeting are set forth below.

Election of Class II Trustees

Trustee Nominee	Votes For	Votes Withheld	Broker Non-Votes
Hasu P. Shah	138,742,091	5,106,961	15,361,573
Eduardo S. Elsztain	38,461,118	105,387,934	15,361,573
Dianna F. Morgan	136,371,706	7,477,346	15,361,573
Kiran P. Patel	135,125,206	8,723,846	15,361,573
John M. Sabin	132,758,448	11,090,604	15,361,573

The five nominees who received the highest number of votes (all of the above individuals) were elected to the Board of Trustees as Class II trustees, and will serve as trustees until the 2013 annual meeting and until their successors are elected and qualify.

Advisory Vote on Executive Compensation

The shareholders approved, on an advisory basis, the executive compensation of the Company’s named executive officers as described in the Company’s 2011 Proxy Statement. The results of the voting included 118,350,482 votes for, 25,412,245 votes against, 86,325 votes abstained and 15,361,573 broker non-votes.

Recommendation (Advisory) on the Frequency of the Advisory Vote on Executive Compensation

The shareholders recommended, on an advisory basis, the option of one year as the frequency of the advisory vote on the executive compensation of the Company’s named executive officers. The results of the voting included 116,497,140 votes for the option of one year, 8,706,783 votes for the option of every two years, 18,556,427 votes for the option of every three years and 88,702 votes abstained.

Approval of the Hersha Hospitality Trust 2012 Equity Incentive Plan

The Hersha Hospitality Trust 2012 Equity Incentive Plan was approved. The results of the voting included 119,641,555 votes for, 23,950,788 votes against, 256,709 votes abstained and 15,361,573 broker non-votes.

Ratification of KPMG LLP as the Company’s Independent Registered Public Accounting Firm

The appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 was ratified. The results of the voting included 158,803,304 votes for, 322,304 votes against and 85,017 votes abstained.

Item 9.01.	Financial Statements and Exhibits.

(d)      Exhibits

10.1	Amendment No. 1 to the Hersha Hospitality Trust 2012 Equity Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERSHA HOSPITALITY TRUST

Date: May 31, 2011	By:	/s/ Ashish R. Parikh
Ashish R. Parikh
Chief Financial Officer